United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. )

Check the appropriate box:

[ X ]	Preliminary Information Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[	]	Definitive Information Statement

Hovnanian Enterprises, Inc.

(Name of Registrant as Specified in its Charter)

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(4)	Proposed maximum aggregate value of transaction:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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HOVNANIAN ENTERPRISES, INC.
110 West Front Street, P.O. Box 500 Red Bank, N.J. 07701 (732) 747-7800
, 2009

To the Holders of Depositary Shares representing interests

in Hovnanian Enterprises, Inc.’s 7.625% Series A Preferred Stock:

Hovnanian Enterprises, Inc. (the “Company”) is holding a special meeting of holders of the 7.625% Series A Preferred Stock (the “Preferred Stock”) which will be held on                      , 2009, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017. The meeting will start promptly at 10:30 a.m.

At the meeting, holders of the Preferred Stock will be entitled to nominate two persons to serve, without compensation or reimbursement of expenses, as non-voting “Advisory Directors” to attend those portions of meetings of the Board of Directors discussing the agenda item relating to the Preferred Stock until such time as full dividends on the Preferred Stock have been paid for four consecutive quarterly dividend periods. As a holder of depositary shares (the “Depositary Shares”) each representing 1/1000th of a share of Preferred Stock, you will be entitled to direct the voting of the Preferred Stock to the extent of your interest therein. The Company is not soliciting proxies for the special meeting and you are requested not to send the Company a proxy in connection therewith.

Attached to this letter are a Notice of Special Meeting of Preferred Stockholders and an Information Statement, which describe the business to be conducted at the meeting.

Sincerely yours,

Kevork S. Hovnanian

Chairman of the Board

Dated	, 2009

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HOVNANIAN ENTERPRISES, INC.

NOTICE OF SPECIAL MEETING OF PREFERRED STOCKHOLDERS

            , 2009

NOTICE IS HEREBY GIVEN that a Special Meeting (the “Special Meeting”) of holders of Hovnanian Enterprises, Inc.’s Preferred Stock as represented by the Depositary Shares (“Preferred Stockholders”) will be held on                 , 2009, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:30 a.m. to nominate, by majority vote, two persons to serve, without compensation or reimbursement of expenses, as non-voting “Advisory Directors” to attend those portions of meetings of the Board of Directors discussing the agenda item relating to the Preferred Stock until such time as full dividends on the Preferred Stock have been paid for four consecutive quarterly dividend periods. Preferred Stockholders who hold Depositary Shares, each representing 1/1000th of a share of Preferred Stock, are entitled to all of the rights and preferences of the Preferred Stock in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Shares and will be entitled to direct the voting of the Preferred Stock to the extent of such interest therein.

Only Preferred Stockholders of record (and therefore holders of Depositary Shares) at the close of business on                     , 2009 are entitled to notice of, and to vote at, the Special Meeting. Accompanying this Notice of Special Meeting of Preferred Stockholders is an Information Statement.

By order of your Board of Directors,

PETER S. REINHART

Secretary

, 2009

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HOVNANIAN ENTERPRISES, INC.

110 WEST FRONT STREET

P.O. BOX 500

RED BANK, NEW JERSEY 07701

INFORMATION STATEMENT

GENERAL INFORMATION

This Information Statement is being furnished by Hovnanian Enterprises, Inc., (the “Company”, “we”, “us” or “our”) in connection with the Special Meeting of the holders of its 7.625% Series A Preferred Stock (the “Preferred Stock”) to be held on                  , beginning at 10:30 a.m. at Simpson, Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017.

We anticipate that this Information Statement will be mailed to holders of the depositary shares representing interests in the Preferred Stock on or about , 2009.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

THE PREFERRED STOCK

Description of the Preferred Stock

In June 2005, we issued 5,600,000 depositary shares (the “Depositary Shares”), with each Depositary Share representing 1/1000th of a share of the Preferred Stock. The holders of the Depositary Shares are entitled to all of the rights and preferences of the Preferred Stock in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Shares. As discussed further below under “Description of the Preferred Stock Voting Rights”, in certain circumstances, holders of Preferred Stock will be entitled to vote for the nomination of Advisory Directors. This means that holders of the Preferred Stock will be entitled to one vote per share of Preferred Stock and holders of Depositary Shares will be entitled to 1/1000th of such vote per Depositary Share.

Description of the Preferred Stock Voting Rights

The Certificate of Designations, Powers, Preferences and Rights of the Preferred Stock (the “Certificate of Designations”) provides for voting rights upon the occurrence of certain events. The Certificate of Designations requires that, in the event dividends on the

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Preferred Stock are not paid in an aggregate amount equal to at least six full quarterly dividend payments (whether or not consecutive), the Company shall call a meeting of the holders of the Preferred Stock (and therefore the Depositary Shares) for the purpose of nominating, by majority vote, two persons to serve as “Advisory Directors”. In accordance with the Certificate of Designations, the Company will appoint as Advisory Directors persons nominated as Advisory Directors by the holders of the Preferred Stock.

During such time as Advisory Directors are appointed and serving, an agenda item relating to the Preferred Stock will be included for all meetings of the Company’s Board of Directors. The Advisory Directors will only have the right to receive notices of, and information distributed by members of the Board of Directors in connection with, participate in and address the Board of Directors during, that portion of meetings of the Board of Directors consisting of the Board of Directors’ discussion of the agenda item relating to the Preferred Stock. The Advisory Directors will not be members of the Company’s Board of Directors and will not have the right to vote with members of the Board of Directors on matters considered by the Board of Directors. The term of each Advisory Director, once appointed, will continue until the earliest of (i) the first date as of which full dividends on the Preferred Stock and any such other classes or series of Preferred Stock entitled to vote with the holders of the Preferred Stock on the nomination of Advisory Directors have been paid for at least four consecutive quarterly dividend periods (but subject always to the same provisions in the case of future missed six full quarterly dividend payments), (ii) the date on which such Advisory Director resigns, dies or is removed either by the holders of Preferred Stock and the holders of any such other classes or series of preferred stock entitled to vote with the holders of Preferred Stock on the nomination of Advisory Directors, by majority vote (based on liquidation preference), voting together as a single class regardless of classes or series, either in writing or at a meeting duly called for such purpose, or by the Board of Directors if such Advisory Director fails to comply with his or her obligations under the agreement referred to in the next paragraph, and (iii) the redemption of all of the shares of the Preferred Stock. The holders of shares of Preferred Stock and the holders of any other classes or series of preferred stock entitled to vote with the holders of Preferred Stock on the nomination of Advisory Directors, by majority vote (based on liquidation preference), voting together as a single class, regardless of class or series, will have the right to remove Advisory Directors and to fill vacancies.

The right of each person appointed as an Advisory Director to attend meetings of the Board of Directors is subject to such person entering into an agreement with the Company under which:

(i)        the parties agree that, as an Advisory Directors, such person will be subject to the duty to act in good faith in accordance with the provisions of the Delaware General Corporation Law (“DGCL”) applicable to directors and to the Company’s by-laws and policies applicable to directors in the same manner as if such person were a director of the Company; and accordingly, such person will be subject to the same duty to treat confidentially information such person receives concerning the Company and its affiliates in such person’s capacity as an Advisory Director that such person would be subject to if such person were a director of the Company;

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(ii)     the parties acknowledge that, as an Advisory Director, such person is not a director of the Company, and such person does not share with the members of the Company’s Board of Directors the power, authority and responsibility to direct the operations of the Company; and

(iii)     the parties agree that (a) the DGCL will not preclude such person from attending meetings of the Company’s Board of Directors, addressing the Board of Directors and receiving related materials in connection with an agenda item relating to the Preferred Stock and (b) such person will not receive the compensation paid to directors of the Company.

ABOUT THE MEETING

The dividend payment date of April 15, 2009 was the sixth dividend payment date for which dividends on the Preferred Stock have not been paid. Accordingly, the holders of the Preferred Stock are entitled to nominate, as discussed above, two persons to serve as non-voting Advisory Directors of the Company. In connection with such requirement, the Board of Directors has called this Special Meeting of the holders of the Preferred Stock.

Who May Vote

Holders of Preferred Stock as represented by Depositary Shares of record on                  , 2009 (the “Record Date”), may vote at the Special Meeting. As of this date, there were 5,600 shares of the Preferred Stock outstanding and 5,600,000 Depositary Shares outstanding.

Quorum

The Company has set as a quorum necessary to carry on the business of the Special Meeting, a majority of the outstanding shares of Preferred Stock as of the Record Date. This means that a majority of the outstanding Depositary Shares must be represented at the meeting in person or by proxy. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If a quorum is not obtained, no action may be conducted at the Special Meeting, and the Company will have no requirement to call an additional Special Meeting to nominate Advisory Directors.

Nominations

Nominees for election as Advisory Director shall be made at the Special Meeting, in person or by proxy. The Board of Directors of the Company does not take any position with respect to the election of any potential nominees for election as Advisory Directors, is not soliciting any proxies in connection with the Special Meeting and does not make any recommendation “For” or “Against” the nomination of any person as an Advisory Director. As of the Record Date, the Company has not received any nomination for Advisory Directors, nor does the Company know of any person’s intent to make such nomination.

Applicable rules of the Securities and Exchange Commission may require that, if proxies are solicited from the holders of Preferred Stock in support of or in opposition to the

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nomination of an Advisory Director for election, the person soliciting such holders must provide them with a proxy statement containing certain prescribed information, including information concerning the nominees. The Company assumes no responsibility for the accuracy or completeness of any information contained in any proxy material furnished to any holder of Preferred Stock concerning the nomination of any Advisory Director.

Meeting

The Special Meeting will be conducted by a representative of the Company in accordance with such rules and procedures as the Company shall determine in its sole discretion.

Interests of Officers and Directors

Certain of our executive officers own shares of the Preferred Stock. To the extent they own shares of the Preferred Stock, their interests may be different from other holders of the Preferred Stock by virtue of the fact that they are employees of the Company.

Votes Needed

As required by the Certificate of Designations, to be nominated at the Special Meeting, the Advisor Director nominees must each receive a majority vote of the holders of the Preferred Stock attending the Special Meeting in person or by proxy. Broker non-votes will not be able to vote at the Special Meeting and, therefore, effectively will be a vote against the nomination of any person as an Advisory Director. In addition, abstentions from voting will have the same effect and effectively will be a vote against the nomination of any person as an Advisory Director.

Attending In Person

Only holders of the Preferred Stock as represented by Depositary Shares and their proxy holders and our invited guests may attend the Special Meeting. If you wish to attend the Special Meeting in person but you hold your shares through someone else, such as a stockbroker, please send written notice to Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, Attention: Peter S. Reinhart, Secretary, and you must enclose evidence of your ownership (such as a letter from the bank, broker or other nominee confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 22, 2009 (1) the Class A Common Stock and Class B Common Stock of the Company beneficially owned by holders of more than 5% of either the Class A Common Stock or the Class B Common Stock of the Company and (2) the Class A Common Stock, Class B Common Stock and the Depositary Shares each representing a 1/1,000th of a share of Preferred Stock of the Company beneficially owned by each Director, each “named executive officer” identified in our proxy statement for the annual meeting held on March 19, 2009 and all Directors and executive officers as a group:

	Class A Common Stock (1)		Class B Common Stock (1)		Depositary Shares (1)(3)
	Amount and		Amount and		Amount and
Directors, Certain	Nature of	Percent	Nature of	Percent	Nature of	Percent
Executive Officers, Directors and Executive	Beneficial	of	Beneficial	of	Beneficial	of
Officers as a Group and Holders of More Than 5%	Ownership	Class (2)	Ownership	Class (2)	Ownership	Class (2)
Kevork S. Hovnanian (4)	7,567,392	12.10%	7,165,926	48.95%	—	—
Ara K. Hovnanian (5)	5,736,237	8.91%	988,915	6.76%	—	—
Paul W. Buchanan (6)	84,981.14%		—	—	—	—
Robert B. Coutts	21,223.03%		—	—	—	—
Edward A. Kangas	60,555.10%		—	—	—	—
Joseph A. Marengi	31,223.05%		—	—	—	—
Peter S. Reinhart	68,050.11%		—	—	3,000.05%
Peter S. Reinhart as Trustee of the
Sirwart Hovnanian 1994 Marital Trust (7)	—	—	5,210,091	35.59%	—	—
John J. Robbins	43,779.07%		—	—	—	—
J. Larry Sorsby	311,802.50%		—	—	—	—
David Valiaveedan	1,367.002%		—	—	2,000.04%
Stephen D. Weinroth	101,055.16%		4,500.03%		—	—
Capital Group International, Inc. (8)	3,903,900	6.24%	—	—	N/A	N/A
EARNEST Partners, LLC (9)	5,352,802	8.56%	—	—	N/A	N/A
T. Rowe Price Associates, Inc. (10)	4,753,880	7.60%	—	—	N/A	N/A
All Directors and executive officers as a
group (11 persons)	14,027,664	21.72%	13,369,432	91.32%	5,000.09%

(1)  The figures in the table with respect to Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified person. Shares of Class B Common Stock are convertible at any time on a share for share basis to Class A Common Stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally attributes ownership to persons who have or share voting or investment power with respect to the relevant securities. Shares of Common Stock that may be acquired within 60 days upon exercise of outstanding stock options are deemed to be outstanding.  Securities not outstanding, but included in the beneficial ownership of each such person, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Except as indicated in these footnotes, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all securities shown as beneficially owned by them. Shares of Class A Common Stock subject to options currently exercisable or exercisable within 60 days, whether or not in-the-money, include the following: K. Hovnanian (0), A. Hovnanian, (1,750,000), P. Buchanan (32,500), R. Coutts

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(2,333) E. Kangas (3,667), J. Marengi (2,333), P. Reinhart (22,500), J. Robbins (7,333), J. Sorsby (230,000), S. Weinroth (13,667), and all Directors and executive officers as a group (2,064,333). Shares of Class B Common Stock subject to options currently exercisable or exercisable within 60 days is zero. The stock options amounts exclude options forfeited by Mr. A. Hovnanian and Mr. J. Sorsby in December 2008 and by the non-employee Directors in January 2009 and as discussed under the “Actions for Fiscal 2009” section of the “Compensation Discussion and Analysis.”

On July 29, 2008, the Company’s Board of Directors declared a dividend of one Preferred Stock Purchase Right for each outstanding share of Class A and Class B Common Stock. The dividend was paid to stockholders of record on August 15, 2008. Subject to the terms, provisions and conditions of the Rights Plan, if the Preferred Stock Purchase Rights become exercisable, each Preferred Stock Purchase Right would initially represent the right to purchase from the Company one ten-thousandth of a share of Series B Junior Preferred Stock for a purchase price of $35.00. However, prior to exercise, a Preferred Stock Purchase Right does not give its holder any rights as a stockholder, including without limitation, any dividend, voting or liquidation rights.

(2)  Based upon the number of shares outstanding plus options currently exercisable or exercisable within 60 days held by each such Director, nominee, executive officer or holder.

(3)  Each Depositary Share represents 1/1,000th of a share of 7.625% Series A Preferred Stock.

(4)  Includes 190,000 shares of Class A Common Stock held in the name of Sirwart Hovnanian and over which Ms. Hovnanian has sole power to dispose of and vote shares. Mr. Hovnanian disclaims beneficial ownership of such shares.

(5)  Includes 223,587, shares of Class B Common Stock held in a grantor retained annuity trust (the “AKH GRAT”) for which Ara K. Hovnanian is trustee, 372,116 shares of Class A Common Stock and 431,394 shares of Class B Common Stock held in family related trusts as to which Ara K. Hovnanian has shared voting power and shared investment power and 37,374 shares of Class A Common Stock and 142,274 shares of Class B Common Stock held by Mr. Hovnanian’s wife and children. Ara K. Hovnanian disclaims beneficial ownership of such shares, except to the extent of his potential pecuniary interest in the AKH GRAT and such other accounts and trust.

(6)  Includes 52,481 shares of Class A Common Stock that are held jointly with Mr. Buchanan’s spouse, Gail R. Buchanan. Paul W. Buchanan and Gail R. Buchanan share voting and investment power with respect to such shares.

(7)  Includes 4,833,826 shares of Class B Common Stock held by the Kevork S. Hovnanian Family Limited Partnership, a Connecticut limited partnership (the “Limited Partnership”). Peter S. Reinhart, as trustee of the Sirwart Hovnanian 1994 Marital Trust (the “Marital Trust”), is the managing general partner of the Limited Partnership and as such has the sole power to vote and dispose of the shares of Class B Common Stock held by the Limited Partnership, as well as of the 376,265 shares of Class B Common Stock held directly by the Marital Trust. Mr. Reinhart disclaims beneficial ownership of the shares held by the Limited Partnership and the Marital Trust.

(8)  Based solely upon information contained in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 1, 2008. As of December 31, 2007, Capital Group International, Inc., as the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities, had sole voting power with respect to 3,291,600 shares and sole investment power with respect to

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3,903,900 shares of Class A Common Stock. Capital International Limited, as the investment manager of various institutional accounts, had sole voting power with respect to 2,963,700 shares and sole investment power with respect to 3,374,000 shares of Class A Common Stock. Address: 11100 Santa Monica Blvd., Los Angeles, California 90025.

(9)  Based solely upon information contained in a statement on Schedule 13G/A filed with the Securities and Exchange Commission on January 31, 2008. As of December 31, 2007, EARNEST Partners, L.L.C. had sole voting power with respect to 1,824,199 shares, shared voting power with respect to 1,440,581 shares and sole investment power with respect to 5,352,802 shares of Class A Common Stock. Address: 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309.

(10) Based solely upon information contained in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008. As of December 31, 2007, T. Rowe Price Associates, Inc. had sole voting power with respect to 1,222,450 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 4,753,880 shares and shared dispositive power with respect to zero shares of Class A Common Stock. Address: 100 E. Pratt Street, Baltimore, Maryland 21202.

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ADDITIONAL MATTERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT FOR THE SPECIAL MEETING TO BE HELD ON , 2009:

This Information Statement is available at:

For information on how to obtain directions to the Company’s Special Meeting, please call our Investor Relations department at 1-800-815-9680.

By Order of the Board of Directors
HOVNANIAN ENTERPRISES, INC.
Red Bank, New Jersey
, 2009

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